EX-4                                                SUBSCRIPTIOIN AGREEMENT

                          SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 22, 2004, by and among 5G Wireless Communications, Inc., a Nevada corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2),
Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to Two Million Dollars ($2,000,000) (the "Purchase Price") of principal amount of 5% promissory notes of the Company ("Note" or "Notes") convertible into shares of the Company's common stock, $.001 par value (the "Common Stock") at a per share conversion price equal to the lesser of (i) seventy-five percent (75%) of the average of the five lowest closing bid prices of the Common Stock as reported by the OTC Bulletin Board ("Bulletin Board") for the ninety (90) trading days preceding the Conversion Date (as defined in Section 7(b) below) ("Conversion Price"), or (ii) $0.05; and Class A and Class B share purchase warrants (collectively the "Warrants"), in the forms attached hereto as Exhibit A1 and Exhibit
A2, to purchase shares of Common Stock (the "Warrant Shares").   One
Million Dollars ($1,000,000) of the Purchase Price shall be payable on the Initial Closing Date as defined in Section 1 hereof ("Initial
Closing Purchase Price").   One Million Dollars ($1,000,000) of the
Purchase Price ("Second Closing Purchase Price") will be payable within five (5) business days after the sooner of (i) the actual effectiveness ("Actual Effective Date") of the Registration Statement as defined in Section 11.1(iv) of this Agreement, or (ii) the date upon which the Company is able to issue to the Subscribers free trading unrestricted Common Stock as a Business Development Company as defined in Rule 602(a) under Regulation E of the General Rules and Regulations under the Securities Act of 1933 ("Regulation E") (each event a "Second Closing Event"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

     1.  Initial Closing.   Subject to the satisfaction or
waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("Initial Closing Notes") and the amount of Warrants determined pursuant to Section 3 below ("Initial Closing Warrants"). The aggregate principal amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall, in the aggregate, be equal to the Initial Closing Purchase Price. The Initial Closing Date shall be the date that subscriber funds representing the net amount due the Company from the Initial Closing Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company.

     2.  Second Closing.

     (a)  Second Closing.   The closing date in relation to
the Second Closing Purchase Price shall be the fifth (5th) business day after the occurrence of a Second Closing Event (the "Second Closing Date"). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("Second Closing Notes") and the amount of Warrants determined pursuant to Section 3 below ("Second Closing Warrants"). The aggregate Purchase Price of the Second Closing Notes for all Subscribers shall be equal to the Second Closing Purchase Price. The Second Closing Note shall be identical to the Note issuable on the Initial Closing Date except that the maturity date of such Notes shall be three (3) years after the Second Closing Date. The Conversion Price for the Second Closing Notes shall be the same Conversion Price in effect for the Initial Closing Notes which shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date

     (b)  Conditions to Second Closing.   The occurrence of
the Second Closing is expressly contingent on (i) the truth and accuracy, on the Effective Date, Second Closing Event date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) continued compliance with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any Event of Default (as defined in the Note) or other default by the Company of its obligations and undertakings contained in this Agreement, (iv) the delivery on the Second Closing Date of Second Closing Notes for which the Company Shares issuable upon conversion have been included in the Registration Statement, which must be effective as of the Second Closing Date, or are issuable upon conversion into free trading shares of Common Stock the resale of which is exempt from registration under the 1933 Act, and (v) the delivery of the Second Closing Warrants for which the Warrant Shares issuable upon exercise of the Class A Warrants have been included in the Registration Statement which must be effective as of the Second Closing Date or are issuable upon conversion into free trading shares of Common Stock the resale of which is exempt from registration under the 1933 Act. The exercise prices of the Warrants issuable on the Second Closing Date shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

     (c)  Second Closing Deliveries.   On the Second
Closing Date, the Company will deliver the Second Closing Notes and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver his portion of the respective Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("Second Closing Certificate") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, the Second Closing Event date, and the Second Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Notes and Second Closing Warrants, (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and (iv) certifying that an Event of Default, as defined in the Note and this Agreement, has not occurred. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to each Subscriber at the Second Closing in relation to the Company, Second Closing Notes, and Second Closing Warrants ("Second Closing Legal Opinion"). The Second Closing Legal Opinion must also state that all of the Registrable Securities have been included for registration in an effective registration statement effective as of the Actual Effective Date and Second Closing Date or are issuable upon conversion into free trading shares of Common Stock the resale of which is exempt from registration under the 1933 Act.

     3.  Warrants.   On each Closing Date (as defined in
Section 13(b) hereof), the Company will issue and deliver Warrants to the Subscribers. Thirty (30) Class A Warrants will be issued for each one hundred (100) Shares which would be issued on each Closing Date assuming the complete conversion of the Notes issued on each such Closing Date at the Conversion Price in effect on each such Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be 120% of the closing bid price of the Common Stock on the trading day immediately
preceding the Initial Closing Date.   The Class A Warrants shall be
exercisable until five (5) years after the Issue Date of the Class A Warrants. On each Closing Date, the Company will issue and deliver one hundred and twenty-five (125) Class B Warrants to the Subscribers for each one dollar ($1.00) of Purchase Price invested on each Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class B Warrant shall be two cents ($0.02). The Class B Warrants will be exercisable until three (3) years after the Issue Date of the Class B Warrant.

     4.  Subscriber's Representations and Warranties.  Each
Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

     (a)  Information on Company.   The Subscriber has been
furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2003 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

     (b) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

     (c)  Purchase of Common Stock and Warrants.  On each
Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

     (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

     (e) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (f) Warrants Legend. The Warrants shall bear the following or similar legend:

        "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (g)  Note Legend.  The Note shall bear the following legend:

        "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     (h) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

     (i) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

     (j)  Restricted Securities.   Subscriber understands
that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the 1933 Act or exemption under Regulation E, (ii) such Subscriber provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) Subscriber provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares or the Warrant Shares, as the case may be, can be sold pursuant to (A) Rule 144 promulgated under the 1933 Act, or (B) Rule 144(k) promulgated under the 1933 Act, in each case following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

     For the purposes of this Agreement, an
"Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     (k) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (l) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing
Date shall be true and correct as of each Closing Date.

     (m) Survival. The foregoing representations and warranties shall survive the Second Closing Date for a period of two years.

     5. Company Representations and Warranties. Except as set forth in the Disclosure Schedule (attached hereto as Attachment 1) and the Reports the Company represents and warrants to and agrees with each Subscriber that:

     (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted.
The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

     (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

     (c)  Authority; Enforceability.  This Agreement, the
Note, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

     (d)  Additional Issuances.   There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on Schedule 5(d).

     (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Bulletin Board nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

     (f)  No Violation or Conflict.  Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

     (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates or subsidiaries is a party, by which the Company or any of its Affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

     (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its Affiliates; or

     (iii)  result in the activation of any anti-
dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

     (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

     (g)  The Securities.  The Securities upon issuance:

     (i)  are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

     (ii)  have been, or will be, duly and validly
authorized and on the date of conversion of the Notes and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if issued pursuant to Regulation E or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);

     (iii)  will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company; and

     (iv)  will not subject the holders thereof to
personal liability by reason of being such holders.

     (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

     (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

     (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

     (k)  Information Concerning Company.  The Reports
contain all material information relating to the Company and its operations and financial condition as of their respective dates which
information is required to be disclosed therein.   Since the date of
the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

     (l) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

     (m)  Defaults.   The Company is not in violation of
its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

     (n) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates or subsidiaries take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings.
The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

     (o) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

     (p) Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

     (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2003 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 5(q).

     (r)  No Undisclosed Events or Circumstances.  Since
December 31, 2003, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

     (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 5(s). Except as set forth on
Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     (t)  Dilution.   The Company's executive officers and
directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

     (u)  No Disagreements with Accountants and Lawyers.
There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

     (v) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

     (w) Survival. The foregoing representations and warranties shall survive the Second Closing Date for a period of two years.

     6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement or Regulation E.

     7.1.  Conversion of Note.

     (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares, were issued pursuant to Regulation E, or are otherwise exempt from registration.

     (b)  Subscriber will give notice of its decision to
exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such
electronic transfer has been made by the Subscriber.   A Note
representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers an original Note to the Company. To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

     (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, later than two business days after the Delivery Date or later than the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted, of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this
Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

     (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     7.2. Mandatory Redemption at Subscriber's Election. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement) or for any reason other than pursuant to the limitations set forth in Section 7.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 120%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a Deemed Conversion Date) at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.

     7.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 3.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 3.99% and aggregate conversions by the Subscriber may exceed 3.99%. The Subscriber may void the conversion limitation described in this Section 7.3 upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 3.99% amount described above and which shall be allocated to the excess above 3.99%.

     7.4.  Injunction - Posting of Bond.  In the event a
Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note or exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, or aggregate purchase price of the Warrant Shares which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

     7.5. Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     7.6  Adjustments.   The Conversion Price, Warrant exercise
price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders.

     7.7.  Automatic Conversion.   On the 30th day after the
Second Closing Date and each 30th day thereafter until the 360th day after the Second Closing Date (each such date an "Automatic
Conversion Date"), provided an Event of Default under the Note or this Agreement has not occurred, one-twelfth (1/12th) of the principal amount of the Notes (each an "Automatic Conversion Amount") shall automatically be converted into Shares at the Conversion Price in effect on the respective Automatic Conversion Dates ("Automatic Conversions"). The Company is required to deliver Shares in the same manner and timeframe as if the Automatic Conversion Date were a Conversion Date. The Subscribers are granted the same rights and privileges vis-.-vis Automatic Conversion Dates as if such dates were Conversion Dates. Automatic Conversions will be limited to the maximum conversion amounts described in Section 7.3 of this Subscription Agreement. Automatic Conversions, when made, shall first be made on the Second Closing Notes and then the Initial
Closing Notes. Amounts of Automatic Conversions will be reduced by up to the amounts of all Conversions voluntarily made by the Subscriber prior to an Automatic Conversion Date. Under no event may an Automatic Conversion take place unless the Company may deliver free trading Shares and actually delivers free trading Shares on a Delivery Date.

     7.8.  Shares Deposit.   The Company will deposit in escrow
pursuant to a Shares Escrow Agreement (a form of which is annexed hereto as Exhibit E), 200% of the amount of Shares necessary to allow conversion of the Initial Closing Notes and Second Closing Notes at the Conversion Price in effect on the Closing Date ("Escrow Shares"). From time to time, the amount of Escrow Shares will be increased within ten (10) business days after each reduction in the Conversion Price so that the number of Escrow Shares always equals 200% of the amount of Shares necessary to allow conversion of Note principal and accrued interest. The Escrow Shares will be held for release to the Subscribers at the Alternative Conversion Price (as defined in the Note). The Alternative Conversion Price may be elected in writing by the Subscriber in connection with Automatic Conversion Amounts which would otherwise be automatically convertible pursuant to Section 7.7 of this Agreement but for the Company's failure to comply with the conditions for Automatic Conversion. The Subscriber will exercise its rights pursuant to this Section 7.8 by delivery of a Conversion Notice to the escrow agent appointed pursuant to the Shares Escrow Agreement ("Shares Escrow Agent"). Such Conversion Notice may be given at Subscriber's election within ten (10) trading days after an Automatic Conversion Date in connection with which the Company did not effect a required Automatic Conversion due to the occurrence of an Event of Default. Any Escrow Shares held by the Escrow Agent after the 360th day after the Second Closing Date shall be returned to the Company.

     8.  Finder/Legal Fees.

     (a)  Finder's Fee.   The Company on the one hand, and
each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering.

     (b)  Legal Fees.   The Company shall pay to Grushko &
Mittman, P.C., a fee of $25,000 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "Offering") and acting as Escrow Agent for the Offering. Twenty Thousand Dollars ($20,000) will be payable on the Initial Closing Date and $5,000 shall be payable on the Second Closing Date. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

     9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

     (a)  Stop Orders.  The Company will advise the
Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     (b) Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

     (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

     (d) Reporting Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (v) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Second Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market or other market with the reasonable consent of Subscribers holding a majority of the Shares and Warrant Shares, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

     (e)  Use of Proceeds.  Except as set forth on Schedule
9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date.

     (f)  Reservation.   Prior to the Closing Date, the
Company undertakes to reserve, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest and reserve the amount of Warrant
Shares issuable upon exercise of the Warrants.   Failure to have
sufficient shares reserved pursuant to this Section 9(f) for three
(3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

     (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

     (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

     (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     (j)  Governmental Authorities.   From the date of this
Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

     (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

     (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1(iv) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

     (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the first business day after each Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after each Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with each Closing Date is annexed hereto as Exhibit D.

     (n)  Further Registration Statements.   Except for a
registration statement filed on behalf of the Subscribers pursuant to
Section 11 of this Agreement or in connection with the securities identified on Schedule 11.1 hereto, the Company will not file any registration statements, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until one hundred and eighty (180) days after the Second Closing Date during which such Registration
Statement shall have been current and available for use in connection with the public resale of the Shares and Warrant Shares ("Exclusion Period").

     (o)  Blackout.    The Company undertakes and covenants
that until the first to occur of (i) the end of the Exclusion Period, or (ii) until all the Shares and Warrant Shares have been resold pursuant to a registration statement or Rule 144, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days.

     (p) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     (q)  Limited Standstill.   The Company will deliver to
the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements ("Limited Standstill Agreements") in the forms annexed hereto as Exhibit F, with the parties identified on Schedule 9(q) hereto.

     10.  Covenants of the Company and Subscriber Regarding
Indemnification.

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

     (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

     (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

     (d) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

     11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

     (i) On one occasion, for a period commencing seventy-two (72) days after the Initial Closing Date, but not later than two
(2) years after the Second Closing Date ("Request Date"), upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the Notes and Warrant Shares actually issued upon exercise of the Warrants, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares, Warrant Shares issuable upon exercise of the Class A Warrants and Warrant Shares actually issued upon exercise of the Class B Warrants (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are registered for resale in an effective registration statement or included for registration in a pending registration statement, or which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or which are issuable as free trading unrestricted Shares pursuant to Regulation E. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

     (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

     (iii)  If, at the time any written request for
registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

     (iv)  The Company shall file with the Commission not
later than sixty (60) days after the Initial Closing Date (the "Filing Date"), and cause to be declared effective within ninety (90) days after the Initial Closing Date (the "Effective Date"), a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 200% of the Shares issuable upon conversion of the Notes and all of the Warrant Shares issuable pursuant to this Agreement upon exercise of the Class A Warrants.The Registrable Securities shall be reserved and set aside exclusively for the benefit of each
Subscriber.    and Warrant holder, pro rata, and not issued, employed
or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as disclosed on Schedule 11.1. It shall be deemed a Non-Registration Event if at any time after the Actual Effective Date the Company has registered for unrestricted resale on behalf of the Subscriber fewer than 150% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Class A Warrants and Warrant Shares actually issued upon exercise of the Class B Warrants. For purposes of Section 11.1(iv), Registrable Securities shall not include Securities which may be issued to the Subscriber upon conversion pursuant to Regulation E, which Securities must be at all times free trading and freely transferable by the Subscriber without restrictions on further transfer.

     11.2.  Registration Procedures. If and whenever the
Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

     (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) within one (1) business day of (i) notice that the Commission has no comments or no further comments on the Registration Statement, and
(ii) the declaration of effectiveness of the registration statement, (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 10.4 of this Agreement);

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

     (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

     (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

     (f) immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

     (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

     11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     11.4.  Non-Registration Events.  The Company and the
Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or before the Filing Date, (ii) is not declared effective on or before the Effective Date, (iii) the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (iv) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (v) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses (i), (ii), (iii), (iv) and
(v) of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. Liquidated Damages payable in connection with an Effective Date related Non-Registration Event described in Section 11.4(ii) above will be waived if the Actual Effective Date occurs within eleven (11) days after the
Effective Date.   The Company must pay the Liquidated Damages in cash
within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written and accounting comments received from the Commission relating to the Registration Statement must be responded to within ten (10) business days. Failure to timely respond is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue or be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

     11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

     11.6.  Indemnification and Contribution.

     (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to
Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

     (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section
11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case,
(y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11.7.  Delivery of Unlegended Shares.

     (a) Within three (3) business days (such third (3rd) business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act or at a time when the Company is able to issue Shares pursuant to Regulation E,
(ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, or which are being submitted for unlegended reissuance pursuant to Regulation E, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(e) above, issuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act or Regulation E (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

     (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

     (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

     (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber
Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common
Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full
(which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common
Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     (e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7(e) and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7(e), the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

     11.8.  Regulation E.   Notwithstanding anything to the
contrary under this Section 11 of this Agreement, or any other clause of this Agreement or any of the other Transaction Documents, the Company shall be deemed to be in compliance with its registration obligations hereunder pursuant to the 1933 Act in relation to any Shares and Warrant Shares provided the Company has become a "Business Development Company" (or successor type entity) within 60 days of the Closing Date and such Shares are freely tradable and transferable without further restrictions on transfer as a result of having been issued pursuant to Regulation E within 11 days thereafter.

     12. (a) Right of First Refusal. Until the Notes have been fully converted and for so long as Warrants remain outstanding, the Subscribers shall be given not less than five (5) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) employee or company counsel stock options or compensation plans and issuances of up to 3.0 million shares of Series A Preferred Stock to members of management who are identified on Schedule 9(q) hereto (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (iii) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Closing Date; (iv) the issuance of shares of common stock or warrants in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (v) shares, options or warrants issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar arms-length transactions with non-affiliates of the Company, (vi) underwritten public offerings (with respect to Section 12(a)(iv) through 12(a)(vi) provided the issue price of the Common Stock component of such issuance is higher than the Conversion Price in effect at the time of issuance of such Common Stock component), and (viii) Common Stock issuable upon the exchange, exercise or conversion of securities issued pursuant to any of the foregoing subsections (i) through (vii) or pursuant to the Transaction Documents (collectively the foregoing are "Excepted Issuances").
The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the five (5) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering, but not in excess of each such Subscriber's portion of the Purchase Price. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the five (5) business days following the notice of modification, whichever is longer, to exercise such right. The Subscriber's exercise of their rights pursuant to subsection 12(a) shall be limited to the actual dollar amount invested by such Subscriber pursuant to this Agreement.

     (b) Offering Restrictions. Except as disclosed in the Reports or Other Written Information filed with the Commission or made available to the Subscriber prior to the Closing Date, or in connection with Excepted Issuances, the Company will not issue any equity, convertible debt or other securities convertible into common stock on any terms more favorable to such other investor than any of the terms of the Offering, until after the Exclusion Period without the prior written consent of the Subscriber, which consent may be withheld for any reason.

     (c)  Favored Nations Provision.   Other than the
Excepted Issuances, if at any time Notes are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price, without the consent of each Subscriber holding Notes and/or Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for Warrant Shares.
The delivery to the Subscriber of the additional shares of Common
Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-.-vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common
Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then Conversion Price. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

     (d)  Maximum Exercise of Rights.   In the event the
exercise of the rights described in Sections 12(a) and 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

     13.  Security Interest.   The Subscribers will be granted a
security interest in all the assets of the Company to be memorialized in a Security Agreement, a form of which is annexed hereto as Exhibit
G. The Company will execute such other agreements, documents and financing statements to be filed at the Company's expense with such jurisdictions, states and counties designated by the Subscribers.
The Company will also execute all such documents reasonably necessary in the opinion of Subscriber to memorialize and further protect the security interest described herein. The Subscribers will appoint a Collateral Agent to represent them collectively in connection with the security interest to be granted in the Company's assets. The appointment will be pursuant to a Collateral Agent Agreement, a form of which is annexed hereto as Exhibit H.

     14.  Miscellaneous.

     (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
(b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
The addresses for such communications shall be: (i) if to the Company, to: 5G Wireless Communications, Inc., 4136 Del Rey Avenue, Marina Del Rey, CA 90292, Attn: Jerry Dix, Chairman/CEO, telecopier number: (310) 823-0981, with a copy by telecopier only to: Ryan S. Hong, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024, telecopier number: (310) 208-1154, and
(ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date is referred to as a "Closing Date".

     (c)  Entire Agreement; Assignment.  This Agreement and
other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and
the documents delivered herewith.   No right or obligation of the
Company shall be assigned without prior notice to and the written consent of the Subscribers.

     (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

     (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (f)  Specific Enforcement, Consent to Jurisdiction.
The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(e) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     (g)  Independent Nature of Subscribers.   The Company
acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and
(ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

            SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

5G WIRELESS COMMUNICATIONS, INC.
a Nevada corporation


By: /s/  Jerry Dix
Name: Jerry Dix
Title: Chief Executive Officer

Dated: September 22, 2004

SUBSCRIBER                     INITIAL       CLOSING      SECOND     CLOSING
                                NOTE         (INITIAL     NOTE       (SECOND
                               CLOSING       PURCHASE     CLOSING     PURCHASE
                                PRICE)                     PRICE)
LONGVIEW EQUITY FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302



/s/  Wayne Coleson
(Signature)

Wayne Colson, Chief Executive
Officer
Print Name and Title


                     SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

5G WIRELESS COMMUNICATIONS, INC.
a Nevada corporation


By: /s/  Jerry Dix
Name: Jerry Dix
Title: Chief Executive Officer

Dated: September 22, 2004

SUBSCRIBER                     INITIAL       CLOSING      SECOND     CLOSING
                                NOTE         (INITIAL     NOTE       (SECOND
                               CLOSING       PURCHASE     CLOSING     PURCHASE
                                PRICE)                     PRICE)

LONGVIEW FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302


/s/  Michael Rudolph
(Signature)

Michael Rudolph, Chief
Financial Officer
Print Name and Title


                       SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

5G WIRELESS COMMUNICATIONS, INC.
a Nevada corporation


By: /s/  Jerry Dix
Name: Jerry Dix
Title: Chief Executive Officer

Dated: September 22, 2004

SUBSCRIBER                     INITIAL       CLOSING      SECOND     CLOSING
                                NOTE         (INITIAL     NOTE       (SECOND
                               CLOSING       PURCHASE     CLOSING     PURCHASE
                                PRICE)                     PRICE)

LONGVIEW INTERNATIONAL EQUITY
FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302


/s/  Wayne Coleson
(Signature)

Wayne Coleson, Chief
Executive Officer
Print Name and Title

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                         FORM OF CONVERTIBLE NOTE

     FOR VALUE RECEIVED, 5G WIRELESS COMMUNICATIONS, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to ___________________, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax: (415) 981-5302, (the "Holder") or order, without demand, the sum of ______________________________ Dollars
($_____________), with simple interest accruing at the annual rate of 5%, on September 22, 2007 (the "Maturity Date").

     This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                ARTICLE I

                            GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a five (5) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note on or after the Maturity Date, without the consent of the Holder.

     1.3  Interest Rate.   Simple interest payable on this Note shall
accrue at the annual rate of five percent (5%) and be payable upon each Conversion, January 1, 2005 and semi-annually thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                              ARTICLE II

                           CONVERSION RIGHTS

     The Holder shall have the right to convert the principal due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share ("Common Stock") as set forth below.

     2.1.  Conversion into the Borrower's Common Stock.

     (a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this
Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a Notice of Conversion as described in Section 7 of the Subscription Agreement of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within three (3) business days from the Conversion Date ("Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest to be converted, by the Conversion Price.

     (b)  Subject to adjustment as provided in Section 2.1(c)
hereof, the Conversion Price per share shall be the lower of (i)
$0.05 ("Maximum Base Price") or (ii) seventy-five percent (75%) of the average of the five lowest closing bid prices for the Common
Stock for the ninety (90) trading days prior to but not including the Conversion Date for the Common Stock on the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market
System, American Stock Exchange, or New York Stock Exchange, as
applicable, or if not then trading on any of the foregoing, such other principal market or exchange where the Common Stock is listed or traded (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal
Market").   Closing bid price shall mean the closing bid price as
reported by the OTC Bulletin Board, NASDAQ or the stock exchange, as applicable. In the event the Holder is eligible and elects to exercise its rights pursuant to Section 7.8 of the Subscription
Agreement and accept restricted Common Stock upon conversion, then the Conversion Price to be employed when determining the number of Shares issuable upon conversion shall be the "Alternative Conversion
Price" which shall be one-half of the Conversion Price as calculated above.

     (c) The Maximum Base Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

     B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     D.  Share Issuance.   So long as this Note is
outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion of this Note for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

     E.  For purposes of Section 2.1(c)(D) above, Fair
Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Borrower's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

          (i) If the Borrower's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

          (ii) If the Borrower's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

          (iii)  Except as provided in clause (d) below,
     if the Borrower's Common Stock is not publicly traded, then as the Holder and the Borrower agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

          (iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Borrower's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

     (d)  Whenever the Conversion Price is adjusted pursuant to
Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (e) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common
Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

     2.3 Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 3.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 3.99% and aggregate conversion by the Holder may exceed 3.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may void the conversion limitation described in this Section 2.3 upon and effective after 61 days prior written notice to the Borrower. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 3.99% amount described above and which shall be allocated to the excess above 3.99%.

     2.4 Automatic Conversion. This Note shall automatically convert in the manner set forth in Section 7.7 of the Subscription Agreement.

                            ARTICLE III

                          EVENT OF DEFAULT

     The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

     3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of five
(5) business days after the due date. The five (5) business day period described in this Section 3.1 is the same five (5) business day period described in Section 1.1 hereof.

     3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to
cure,   continues for a period of ten (10) business days after
written notice to the Borrower from the Holder.

     3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and a Closing Date.

     3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

     3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

     3.7  Delisting.   Delisting of the Common Stock from the OTC
Bulletin Board ("Bulletin Board") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the Bulletin Board for a period of seven consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

     3.8 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

     3.9  Failure to Deliver Common Stock or Replacement Note.
Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note.

     3.10  Non-Registration Event.  The occurrence of a Non-
Registration Event as described in the Subscription Agreement that is not cured within five (5) business days after notice from Holder.

     3.11  Reverse Splits.   The Borrower effectuates a reverse split
of its Common Stock without the prior written consent of the Holder.

     3.12  Security Agreement.   An "Event of Default" as defined in
the Security Agreement dated at or about the date of this Note delivered by Borrower to Holder (the "Security Agreement") which is not cured within the cure period, if any, allowed therefore, in the Security Agreement.

     3.13 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                             ARTICLE IV

                          SECURITY INTEREST

     4.  Security Interest/Waiver of Automatic Stay.   This Note is
secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to the Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

                                ARTICLE V

                              MISCELLANEOUS

     5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: 5G Wireless Communications, Inc., 4136 Del Rey Avenue, Marina Del Rey, CA 90292,
Attn: Jerry Dix, Chairman/CEO, telecopier number: (310) 823-0981, with a copy by telecopier only to: Ryan S. Hong, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024, telecopier number: (310) 208-1154, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     5.8 Redemption. This Note may not be redeemed or called without the consent of the Holder.

     5.9 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the right of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 22nd day of September, 2004.

5G WIRELESS COMMUNICATIONS, INC.



By: ________________________________
Name:
Title:

WITNESS:



______________________________________


                              NOTICE OF CONVERSION

   (To be executed by the Registered Holder in order to convert the Note)

     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by 5G WIRELESS COMMUNICATIONS, INC. on September ____, 2004 into Shares of Common Stock of 5G WIRELESS COMMUNICATIONS, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of
Conversion:__________________________________________________________

Conversion
Price:_______________________________________________________________

Shares To Be
Delivered:___________________________________________________________

Signature:___________________________________________________________

Print
Name:________________________________________________________________

Address:_____________________________________________________________
_____________________________________________________________________


                       LIST OF EXHIBITS AND SCHEDULES

Attachment 1                                                Disclosure Schedule

Exhibit A1                                                    Form of A Warrant
Exhibit A2                                                    Form of B Warrant
Exhibit B                                                      Escrow Agreement
Exhibit C                                                 Form of Legal Opinion
Exhibit D                               Form of Public Announcement or Form 8-K
Exhibit E                                               Shares Escrow Agreement
Exhibit F                                          Limited Standstill Agreement
Exhibit G                                                    Security Agreement
Exhibit H                                            Collateral Agent Agreement

Schedule 5(d)                                              Additional Issuances
Schedule 5(q)                                           Undisclosed Liabilities
Schedule 5(s)                                                    Capitalization
Schedule 9(e)                                                   Use of Proceeds
Schedule 9(q)                                      Limited Standstill Providers
Schedule 11.1                                 Other Securities to be Registered

                                     EXHIBIT A1

                               FORM OF CLASS A WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                              Right to Purchase _____________ shares
                                      of Common Stock of 5G Wireless
                                    Communications, Inc. (subject to
                                       adjustment as provided herein)

          FORM OF COMMON STOCK PURCHASE WARRANT CLASS A

No. ___________                                 Issue Date: September 22, 2004

     5G WIRELESS COMMUNICATIONS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ______________________, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax: (415) 981-5302, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth anniversary after the Closing Date (as defined in the Subscription Agreement) (the "Expiration Date"), up to __________________ fully paid and nonassessable shares of the Common Stock of the Company (the "Warrant Shares"), at a per share purchase price of $0.0135 in lawful money of the United States. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated September 22, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include 5G Wireless Communications, Inc. and any corporation which shall succeed or assume the obligations of 5G Wireless Communications, Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 4 or otherwise.

     1.  Exercise of Warrant.

     1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

     1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within five (5) trading days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

     1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by
(b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

     1.4.  Fair Market Value. Fair Market Value of a share of
Common Stock as of a particular date (the "Determination Date") shall mean:

     (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

     (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

     (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

     1.5. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

     1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) trading days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     1.7. Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     2.  Cashless Exercise.

     (a) If a Registration Statement as defined in the Subscription Agreement ("Registration Statement") is effective or the issuance of the Warrant Shares is exempt from registration and the Holder may sell its shares of Common Stock upon exercise hereof, without subject to any further restrictions on transfer on volume limitations, then this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above, otherwise payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price,
(ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below ("Cashless Exercise") or
(iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided herein.

     (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below) and no Registration Statement relating to the shares of Common Stock underlying this Warrant is effective, in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

              X=Y (A-B)
                     A

     Where X= the number of shares of Common Stock to be issued to the holder

     Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

     A=  the Fair Market Value of one share of the Company's
Common Stock (at the date of such calculation)

     B= Purchase Price (as adjusted to the date of such calculation)

     (c) The Holder may employ the cashless exercise feature described above only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement.

     For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Commission currently has interpreted Rule 144 to mean that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

     3.  Adjustment for Reorganization, Consolidation, Merger, etc.

     3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

     3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

     3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

     3.4  Price Adjustment.

     (a)  Share Issuance.  Until the Expiration Date, if the
Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

     (b)  Other Reductions.   The adjustments to the
Purchase Price described in this Section 3.4 are in addition to the other rights of the Holder described in the Subscription Agreement.

     4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock,
(b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this
Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in
Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold,
(b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

     6.  Reservation of Stock, etc. Issuable on Exercise of Warrant;
Financial Statements.   The Company will at all times reserve and keep
available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. The Holder of this Warrant has been granted certain registration rights for the shares underlying this Warrant by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

     10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 3.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 3.99%. The restriction described in this paragraph may be revoked upon sixty-one
(61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 3.99% amount described above and which shall be allocated to the excess above 3.99%.

     11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

     12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13.  Notices.   All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
(i) if to the Company to: 5G Wireless Communications, Inc., 4136 Del Rey Avenue, Marina Del Rey, CA 90292, Attn: Jerry Dix, Chairman/CEO, telecopier number: (310) 823-0981, with a copy by telecopier only to:
Ryan S. Hong, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024, telecopier number: (310) 208-1154, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     15. No rights as Stockholder. Until the Holder has exercised this Warrant, Holder shall have no rights as a stockholder of the Company in respect to the Warrants until the Holder has exercise its rights to receive Warrant Shares.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

5G WIRELESS COMMUNICATIONS, INC.



By:
Name:
Title:



Witness:


                                     Exhibit A

                              FORM OF SUBSCRIPTION
                (to be signed only on exercise of Warrant)

TO:  5G WIRELESS COMMUNICATIONS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___  ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States (which sum reflects the concession amount described in Section 14 of the Warrant; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to
_____________________________________________________ whose address is
_________________________________________________


The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________                    (Signature must conform to name
                                              of holder as specified on the
                                                  face of the Warrant)

                                             (Address)


                                      Exhibit B

                           FORM OF TRANSFEROR ENDORSEMENT
                     (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of 5G WIRELESS COMMUNICATIONS, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of 5G WIRELESS COMMUNICATIONS, INC. with full power of substitution in the premises.

Transferees               Percentage Transferred         Number Transferred





Dated:  ______________,                            ___________
                                          (Signature must conform to name of
                                           holder as specified on the face of
                                                      the warrant)


Signed in the presence of:

(Name)                                     (address)


ACCEPTED AND AGREED:
[TRANSFEREE]


(Name)                                     (address)


                                     EXHIBIT A2

                               FORM OF CLASS B WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                             Right to Purchase ______________
                                        shares of Common Stock of 5G Wireless
                                        Communications, Inc. (subject to
                                        adjustment as provided herein)

                FORM OF COMMON STOCK PURCHASE WARRANT CLASS B

No. ___________                                 Issue Date: September 22, 2004

     5G WIRELESS COMMUNICATIONS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, _________________________, 600 Montgomery
Street, 44th Floor, San Francisco, CA 94111, Fax: (415) 981-5302, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third anniversary after the Closing Date (as defined in the Subscription Agreement) (the "Expiration Date"), up to __________________ fully paid and nonassessable shares of the Common Stock of the Company (the "Warrant Shares"), at a per share purchase price of $0.02 in lawful money of the United States. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated September 22, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include 5G Wireless Communications, Inc. and any corporation which shall succeed or assume the obligations of 5G Wireless Communications, Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 4 or otherwise.

     1.  Exercise of Warrant.

     1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

     1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within five (5) trading days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

     1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by
(b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

     1.4.  Fair Market Value. Fair Market Value of a share of
Common Stock as of a particular date (the "Determination Date") shall mean:

     (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

     (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

     (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

     1.5. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

     1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) trading days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     1.7. Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     2.  Adjustment for Reorganization, Consolidation, Merger, etc.

     2.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

     2.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 2 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

     2.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 2, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 2.2.

     2.4  Price Adjustment.

     (a)  Share Issuance.  Until the Expiration Date, if the
Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

     (b)  Other Reductions.   The adjustments to the
Purchase Price described in this Section 2.4 are in addition to the other rights of the Holder described in the Subscription Agreement.

     3. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock,
(b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this
Section 3. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in
Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold,
(b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

     5.  Reservation of Stock, etc. Issuable on Exercise of Warrant;
Financial Statements.   The Company will at all times reserve and keep
available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

     6. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

     7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     8. Registration Rights. The Holder of this Warrant has been granted the following registration rights by the Company. The Company shall include the Common Stock issuable upon exercise of this Warrant on the next registration statement the Company files with the Securities and Exchange Commission (the "SEC") that relates to shares of Common Stock; provided, however, that the availability of a registration statement hereunder may not be negated or delayed by a commitment the Company undertaken to a third party after the date hereof. The Company shall use best efforts to cause such registration statement to be declared effective by the SEC and to remain effective until the earlier of (a) the date on which Holder has sold all of the Warrant Shares, or (b) the date on which this Warrant expires. Notwithstanding the foregoing, Company shall have no registration obligation under this Section 8 if the Warrant Shares are exempt under Regulation E (or equivalent exemption).

     9. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date as a result of prior exercises of Class B Warrants, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 1% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 1%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 1% amount described above and which shall be allocated to the excess above 1%.

     10.  Call.   The Company shall have the option to "call" the
Warrants (the "Warrant Call"), one or more times, in accordance with and governed by the following:

     (a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 13 of this Warrant.

     (b) The Company's right to exercise the Warrant Call shall commence thirty trading days after the Shares issuable upon exercise of the Warrants are or will be immediately upon exercise be free-trading pursuant to an effective Registration Statement or pursuant to Regulation E under the 1933 Act.

     (c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in a Registration Statement effective or be exempt from registration and issuable without restriction on retransfer pursuant to Regulation E under the 1933 Act from twenty-two trading days prior to the Call Date and through the Delivery Date.

     (d) A Call Notice may be given not sooner than ten (10) trading days after the prior Call Date.

     (e) A Call Notice may be given by the Company only if the exercise price of the Warrants is not more than 85% of the average closing bid price of the Company's Common Stock as reported on the Amex, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock) (the "Principal Market") for twenty (20) consecutive trading days prior to the Call Date ("Lookback Period").

     (f) The Common Stock must be listed on the Principal Market for the Lookback Period and through the Delivery Date.

     (g) The Company shall not have received a notice from the Principal Market during the sixty (60) calendar days prior to the Call Date that the Company or the Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

     (h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

     (i) The Warrant Holder shall exercise his Warrant rights and purchase the Called Common Stock and pay for same within thirty
(30) days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

     (j) The Company may not exercise the right to Call this Warrant after the occurrence of a default by the Company of a material term of this Warrant.

     (k) The Holder of this Warrant may cancel a Notice of Call if a Material Adverse Event (as defined in the Subscription Agreement) occurs within ten (10) business days after the Call Date.

     11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

     12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13.  Notices.   All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
(i) if to the Company to: 5G Wireless Communications, Inc., 4136 Del Rey Avenue, Marina Del Rey, CA 90292, Attn: Jerry Dix, Chairman/CEO, telecopier number: (310) 823-0981, with a copy by telecopier only to:
Ryan S. Hong, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024, telecopier number: (310) 208-1154, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     15. No rights as Stockholder. Until the Holder has exercised this Warrant, Holder shall have no rights as a stockholder of the Company in respect to the Warrants until the Holder has exercise its rights to receive Warrant Shares.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

5G WIRELESS COMMUNICATIONS, INC.



By:
Name:
Title:



Witness:




                                    Exhibit A

                             FORM OF SUBSCRIPTION
                (to be signed only on exercise of Warrant)

TO:  5G WIRELESS COMMUNICATIONS, INC.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ____________ shares of Common Stock of 5G WIRELESS COMMUNICATIONS, INC. for an aggregate Purchase Price of $___________, and herewith makes payment of $_________ therefore (which sum reflects the concession amount described in Section 13 of the Warrant, and requests that the certificates for such shares be issued in the name
of, and delivered to                    ____________________ whose
address is _________________________________________________
____________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________

_____________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_____________________________________
(Address)


                                     Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                  (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of 5G WIRELESS COMMUNICATIONS, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of 5G WIRELESS COMMUNICATIONS, INC. with full power of substitution in the premises.

Transferees                   Percentage Transferred     Number Transferred




Dated:  ______________,                           ___________
                                         (Signature must conform to name of
                                         holder as specified on the face of
                                         the warrant)



Signed in the presence of:


(Name)                                   (address)


ACCEPTED AND AGREED:
[TRANSFEREE]


(Name)                                   (address)



                                     EXHIBIT B

                              FUNDS ESCROW AGREEMENT

     This Agreement is dated as of the 22nd day of September, 2004 among 5G Wireless Communications, Inc., a Nevada corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                                    WITNESSETH:

     WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of 5% secured promissory notes ("Notes") and Warrants for an aggregate purchase price of up to $2,000,000 in the amounts set forth on Schedule A hereto; and

     WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                                ARTICLE I
                              INTERPRETATION

     1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

     (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

     (b)  "Closing Date" shall have the meaning set forth in
Section 14(b) of the Subscription Agreement;

    (c) "Collateral Agent Agreement" shall have the meaning set forth in Section 13 of the Subscription Agreement;

     (d) "Due Diligence Fee" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;

     (e) "Escrowed Payment" means an aggregate cash payment of up to $2,000,000 which is, collectively, the Initial Closing Purchase Price and Second Closing Purchase Price;

     (f)  "Escrowed Stock" shall have the meaning set forth in
Section 1.1(b) of the Shares Escrow Agreement;

     (g) "Initial Closing Date" shall have the meaning set forth in Section 1 of the Subscription Agreement;

     (h) "Initial Closing Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription
Agreement;

     (i) "Initial Closing Notes" shall have the meaning set forth in Section 1 of the Subscription Agreement;

     (j)  "Initial Closing Purchase Price" shall mean up to
$1,000,000;

     (k) "Initial Closing Warrants" shall have the meaning set forth in Section 1 of the Subscription Agreement;

     (l)  "Legal Fees" shall have the meaning set forth in
Section 8(b) of the Subscription Agreement;

     (m) "Second Closing Certificate" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

     (n) "Second Closing Date" shall have the meaning set forth in Section 2(a) of the Subscription Agreement;

     (o) "Second Closing Legal Opinion" shall have the meaning set forth in Section 2(c) of the Subscription Agreement;

     (p) "Second Closing Notes" shall have the meaning set forth in Section 2(a) of the Subscription Agreement;

     (q)  "Second Closing Purchase Price" shall mean up to $1,000,000;

     (r) "Second Closing Warrants" shall have the meaning set forth in Section 2(a) of the Subscription Agreement;

     (s) "Security Agreement" shall have the meaning set forth in Section 13 of the Subscription Agreement;

     (t) "Shares Escrow Agreement" shall have the meaning set forth in Section 7.8 of the Subscription Agreement;

     (u)  "Subscription Agreement" means the Subscription
Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Initial Closing Notes, Second Closing Notes and Warrants;

     (v)  Collectively, the executed Subscription Agreement,
Initial Closing Notes, Shares Escrow Agreement, Security Agreement, Collateral Agent Agreement, Initial Closing Legal Opinion, Second
Closing Notes, Second Closing Legal Opinion, Second Closing
Certificate, Warrants and Escrowed Stock are referred to as "Company Documents"; and

     (w)  Collectively, the Escrowed Payment and the executed
Subscription Agreement, Security Agreement, Collateral Agent
Agreement and Shares Escrow Agreement are referred to as "Subscriber
Documents".

     1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                             ARTICLE II
                   DELIVERIES TO THE ESCROW AGENT

     2.1. Initial Closing Company Deliveries. On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Initial Closing Notes, Initial Closing Warrants, Security Agreement and Collateral Agent Agreement and Initial Closing Legal Opinion (collectively, the "Initial Closing Company Documents").

     2.2.  Second Closing Company Deliveries.  On or prior to the
Second Closing Date the Company will deliver to the Escrow Agent the Second Closing Notes, Second Closing Warrants, Second Closing
Certificate, and Second Closing Legal Opinion (collectively, the
"Second Closing Company Documents").

     2.3. Subscriber Deliveries. On or before the Initial Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber's portion of the Initial Closing Purchase Price and the executed Subscription Agreement, Security Agreement and Collateral Agent Agreement. On or before the Second Closing Date, each
Subscriber will deliver such Subscriber's portion of the Second
Closing Purchase Price to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036, USA
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

     2.4. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.5. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company
Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                            ARTICLE III
     RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

     3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

     (a) On the Initial Closing Date, the Escrow Agent will simultaneously release the Initial Closing Company Documents to the Subscriber and release the Subscription Agreement and the Initial Closing Purchase Price to the Company. The Security Agreement and Collateral Agent Agreement will also be released to the Collateral Agent identified therein. The Shares Escrow Agreement and Escrowed Stock will be released to the Escrow Agent identified in the Shares Escrow Agreement. The Legal Fees will be released to the Subscriber's attorneys and the Due Diligence Fee in connection with the Initial Closing Purchase Price will be released to the entity identified in Section 8(a) of the Subscription Agreement.

     (b) On the Second Closing Date, the Escrow Agent will simultaneously release the Second Closing Company Documents to the Subscriber and release the Second Closing Purchase Price to the Company except that the Legal Fees will be released to the Subscriber's attorneys and Due Diligence Fee in connection with the Second Closing Purchase Price will be delivered to the entity identified in Section 8(a) of the Subscription Agreement.

     (c) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

     (d)  Notwithstanding the above, upon receipt by the Escrow
Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company
Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

     (e)  Notwithstanding the above, upon receipt by the Escrow
Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                              ARTICLE IV
                      CONCERNING THE ESCROW AGENT

     4.1.  Duties and Responsibilities of the Escrow Agent.  The
Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

     (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise;
(ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

     (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

     (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

     (d)  The Escrow Agent may at any time resign as Escrow
Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

     (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

     (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

     (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

     (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

     (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or
(ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

     (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                              ARTICLE V
                            GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2.  Notices.   All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     (a)  If to the Company, to:

          5G Wireless Communications, Inc.
          4136 Del Rey Avenue
          Marina Del Rey, CA 90292
          Attn: Jerry Dix, Chairman/Chief Executive Officer
          Fax: (310) 823-0981

          With a copy by telecopier only to:

          Ryan S. Hong, Esq.
          Richardson & Patel LLP
          10900 Wilshire Blvd., Suite 500
          Los Angeles, CA 90024
          Fax: (310) 208-1154

     (b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto

     (c)  If to the Escrow Agent, to:

          Grushko & Mittman, P.C.
          551 Fifth Avenue, Suite 1601
          New York, New York 10176
          Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscriber shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

     5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

     5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

5G WIRELESS COMMUNICATIONS, INC.
the "Company"


By: /s/  Jerry Dix
Jerry Dix, Chief Executive Officer


LONGVIEW EQUITY FUND, LP                        LONGVIEW FUND, LP
"Subscriber"                                    "Subscriber"


By: /s/  Wayne Coleson                          By: /s/  Michael Rudolph
Name: Wayne Coleson                             Name: Michael Rudolph
Its: Chief Executive Officer                    Its: Chief Financial Officer


LONGVIEW INTERNATIONAL EQUITY FUND, LP
"Subscriber"


By: /s/  Wayne Coleson
Name: Wayne Coleson
Its: Chief Executive Officer


                                                ESCROW AGENT:


                                                /s/  Grushko & Mittman, P.C.
                                                Grushko & Mittman, P.C.


                                     SCHEDULE A


SUBSCRIBER                          INITIAL      CLOSING    SECOND    CLOSING
                                      NOTE       (INITIAL   NOTE      (SECOND
                                      CLOSING    PURCHASE   CLOSING   PURCHASE
                                      PRICE)                PRICE)

LONGVIEW EQUITY FUND, LP              $350,000.00           $350,000.00
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW FUND, LP                     $487,500.00           $487,500.00
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW INTERNATIONAL EQUITY         $162,500.00           $162,500.00
FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

TOTAL                                 $1,000,000.00         $1,000,000.00


                                   EXHIBIT E

                            SHARES ESCROW AGREEMENT

     THIS AGREEMENT dated the 22nd day of September, 2004, between 5G Wireless Communications, Inc., a Nevada corporation (the "Company"), the Subscribers identified on Schedule A hereto (the "Holder" or "Holders") and Grushko & Mittman (the "Escrow Agent"):

                                 WITNESSETH:

     WHEREAS, the Company and the Holders have entered into a Subscription Agreement dated at or about the date hereof (together with all exhibits thereto, the "Subscription Agreement") calling for the issuance and sale to the Holders of the Company's Convertible
Notes; and

     WHEREAS, Section 7.8 of the Subscription Agreement requires the Company to deposit the Escrowed Stock (as hereinafter defined) with the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                                 ARTICLE 1

                              INTERPRETATION

     1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

     (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

     (b) "Escrowed Stock" means the 177,777,781 shares of Common Stock of the Company, $.001 par value, represented by certificates in denominations of 8,888,889, 8,666,667 and 7,222,222 shares of Common Stock registered in the names of the Holders, and allocated among the Holders as set forth on Schedule A hereto, to be delivered to the Escrow Agent on or before the Initial Closing Date, as the term is defined in the Subscription Agreement, and to be held in escrow by the Escrow Agent.

     1.2. Entire Agreement. This Agreement together with the Subscription Agreement and Convertible Note constitute the entire agreement between the parties hereto pertaining to the Escrowed Stock and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     1.8.  Fees.   Within three (3) business days after telecopier
transmission of a copy of the first Conversion Notice received by the Escrow Agent, the Company shall pay the Escrow Agent a fee of $5,000 by wire transfer.

                              ARTICLE 2

              STOCK TO BE DELIVERED TO THE ESCROW AGENT

     2.1. Delivery of Company's Stock to Escrow Agent. As required under Section 7.8 of the Subscription Agreement, the Company shall deliver to the Escrow Agent the Escrowed Stock prior to the Closing Date. Such additional common stock of the Company as is required to be delivered to the Escrow Agent pursuant to Section 7.8 of the Subscription Agreement shall be delivered to the Escrow Agent and shall be Escrowed Stock.

     2.2. Intention to Create Escrow Over Escrowed Stock. The Holder and Company intend that the Escrowed Stock shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefits as set forth herein.

     2.3. Escrow Agent to Hold Escrowed Stock. The Escrow Agent shall hold and release the Escrowed Stock only in accordance with the terms and conditions of this Agreement.

                               ARTICLE 3

                       RELEASE OF ESCROWED STOCK

     3.1. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Stock as follows:

     (a) Upon receipt by the Escrow Agent of a notice ("Notice of Conversion") signed by a Holder, reciting that the Holder is converting a Note or part thereof in accordance with the terms of the Subscription Agreement, and stating the terms of said conversion, the Escrow Agent shall transmit to the Holder that number of shares of Escrowed Stock as is called for in the Notice of Conversion on the third (3rd) business day after telecopier transmission of a copy of such Notice of Conversion to the Company. The date of receipt of such Notice of Conversion by the Escrow Agent is a Conversion Date.
The Holder will not be required to surrender the original Note as a condition of conversion. After conversion or payment of all sums due under the Note, the Holder will surrender the original Note to the Company. A form of Notice of Conversion is annexed hereto as Exhibit B.

     (b) Upon receipt by the Escrow Agent of a notice ("Notice of Return") signed by the Company stating that the Company is entitled to receipt of the Escrowed Stock or any portion thereof, in accordance with the provisions of the Subscription Agreement, and stating the reasons therefor, the Escrow Agent shall promptly send a copy of such Notice of Return to the Holder. If the Escrow Agent does not receive from the Holder within three (3) business days after notice is given to the Holder by the Escrow Agent, a written Notice of Objection stating the reasons for the objection in accordance with the terms of the Subscription Agreement signed by the Holder, or if the Escrow Agent shall within such period receive a written consent signed by the Holder, then the Escrow Agent shall deliver the Escrowed Stock or such portion thereof to the Company in accordance with the Notice of Return. If the Escrow Agent receives a Notice of Objection from the Holder within such three (3) day period, then the Escrow Agent shall continue to hold the Escrowed Stock until otherwise authorized and directed to distribute the same pursuant to the provision of Sections 3.1(c) or 3.1(d).

     (c) Upon receipt by the Escrow Agent of a joint written instruction (a "Joint Instruction") signed by the Company and the Holder, it shall deliver the Escrowed Stock in accordance with the terms of the Joint Instruction.

     (d) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Escrowed Stock in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Holder; Disputes. The Company and the Holder acknowledge that the only terms and conditions upon which the Escrowed Stock are to be released are set forth in
Section 3 and 4 of this Agreement. The Company and the Holder reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Stock. Any dispute with respect to the release of the Escrowed Stock shall be resolved pursuant to Section 4.2 or by agreement between the Company and Holder.

                              ARTICLE 4

                    CONCERNING THE ESCROW AGENT

     4.1.  Duties and Responsibilities of the Escrow Agent.  The
Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

     (a) The Holder and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Holder or Company is entitled to receipt of the Escrowed Stock pursuant to, the Subscription Agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel reasonably satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

     (b)  The Holder and Company acknowledge that the Escrow
Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the right or powers conferred upon Escrow Agent by this Agreement. The Holder and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees and costs of outside counsel in defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Holder and Company under this Agreement and to no other person.

     (c) The Holder and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

     (d)  The Escrow Agent may at any time resign as Escrow
Agent hereunder by giving five (5) days' prior written notice of resignation to the Holder and the Company. Prior to the effective date of the resignation as specified in such notice, the Holder and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Stock to a substitute Escrow Agent selected by the Holder and Company. If no successor Escrow Agent is named by the Holder and Company, the Escrow Agent may apply to a court of competent jurisdiction in the state of New York or any federal court located in the state of New York for appointment of a successor Escrow Agent.

     (e) The Escrow Agent does not have and will not have any interest in the Escrowed Stock, but is serving only as escrow holder, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

     (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

     (g) The Escrow Agent shall be permitted to act as counsel for the Holder or the Company, as the case may be, in any dispute as to the disbursement of the Escrowed Stock or in any other dispute between the Holder and Company, whether or not the Escrow Agent is then holding the Escrowed Stock and continues to act as the Escrow Agent hereunder.

     (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

     (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Stock, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Stock pending receipt of a Joint Instruction from the Holder and Company, or (ii) deposit the Escrowed Stock with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give written notice thereof to the Holder and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Stock. The Escrow Agent shall have the right to retain counsel if Escrow Agent becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

     (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Holder and Company or to any other person, firm, corporation or entity by reason of such compliance.

                              ARTICLE 5

                           GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of all of the Escrowed Stock or at any time upon the agreement in writing of the Holder and Company.

     5.2. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally delivered or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier).

(a)  If to the Company, to:

5G Wireless Communications, Inc.
4136 Del Rey Avenue
Marina Del Rey, CA 90292
Attn: Jerry Dix, Chairman/Chief Executive Officer
Fax: (310) 823-0981

With a copy by telecopier only to:

Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Attn: Ryan S. Hong, Esq.
Fax: (310) 208-1154

     (b) If to the Holder to: the addresses and fax numbers set forth on Schedule A hereto.

(c)  If to the Escrow Agent, to:

Grushko & Mittman, P.C.
Attorneys at Law
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2

     5.3 Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.4 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

     5.5 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6.  Agreement.   Each of the undersigned states that he has
read the foregoing Shares Escrow Agreement and understands and agrees to it.

5G WIRELESS COMMUNICATIONS, INC.
"Company"


By: /s/  Jerry Dix
Jerry Dix, Chief Executive Officer


LONGVIEW EQUITY FUND, LP               LONGVIEW FUND, LP
"Subscriber"                           "Subscriber"


By: /s/  Wayne Coleson                 By: /s/  Michael Rudolph
Name: Wayne Coleson                    Name: Michael Rudolph
Its: Chief Executive Officer           Its: Chief Financial Officer


LONGVIEW INTERNATIONAL EQUITY FUND, LP
"Subscriber"


By: /s/  Wayne Coleson
Name: Wayne Coleson
Its: Chief Executive Officer


                                       ESCROW AGENT:


                                       /s/  Grushko & Mittman, P.C.
                                       Grushko & Mittman, P.C.


                                  SCHEDULE A


SUBSCRIBER                                 PRINCIPAL NOTE      ESCROWED
                                                AMOUNT          STOCK

LONGVIEW EQUITY FUND, LP                   $487,500.00         8,666,667 x 10 =
600 Montgomery Street, 44th Floor                              86,666,670
San Francisco, CA 94111
Fax: (415) 981-5300

LONGVIEW FUND, LP                          $350,000.00         8,888,889 x 7 =
600 Montgomery Street, 44th Floor                              62,222,223
San Francisco, CA 94111
Fax: (415) 981-5300

LONGVIEW INTERNATIONAL EQUITY              $162,500.00         7,222,222 x 4 =
FUND, LP                                                       28,888,888
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300

TOTAL                                      $1,000,000.00       177,777,781


                                    SCHEDULE B

                                 NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by 5G Wireless Communications, Inc. on ____________________ into Shares of Common Stock of 5G Wireless Communications, Inc. (the "Company") according to the conditions set forth in such Note, as of the date written below. A copy of the closing bid prices employed in determining the Conversion Price as reported by
_________________________________________
_________________________________ is annexed hereto.


Date of
Conversion:__________________________________________________________

Applicable Conversion
Price:_______________________________________________________________

Shares To Be
Delivered:___________________________________________________________

Signature:___________________________________________________________

Print
Name:________________________________________________________________

Address:_____________________________________________________________
_____________________________________________________________________


                                    EXHIBIT F

                     FORM OF LIMITED STANDSTILL AGREEMENT

     This AGREEMENT (the "Agreement") is made as of the ____ day of September, 2004, by the signators hereto (each a "Holder"), in connection with his ownership of shares of 5G Wireless Communications, Inc., a Nevada corporation (the "Company").

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

     1.  Background.

     a. Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company ("Common Stock") designated on the signature page hereto.

     b. Holder acknowledges that the Company has entered into or will enter into agreements with subscribers to the Company's Common
Stock and Warrants (the "Subscribers"), for the sale of an aggregate of up to $2,000,000 of Common Stock and Warrants to the Subscribers (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the end of the Exclusion
Period as defined in the Subscription Agreement (the "Restriction Period").

     2.  Share Restriction.

     a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than (i) in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company, or
(ii) with the prior written consent of the Subscribers and Company, which shall not be unreasonably withheld. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

     b. Any subsequent issuance to and/or acquisition of shares by Holder will be subject to the provisions of this Agreement.

     c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

     3.  Miscellaneous.

     a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

     b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

     c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

     d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                       HOLDER:

                                       ________________________________
                                           (Signature of Holder)

                                       ________________________________
                                            (Print Name of Holder)

                                       ________________________________
                                       Number of Shares of Common Stock
                                              Beneficially Owned


                                       COMPANY:

                                       5G WIRELESS COMMUNICATIONS, INC.


                                       By:______________________________
                                       Name:
                                       Title:


                                    EXHIBIT G

                                SECURITY AGREEMENT

1.  Identification.

     This Security Agreement (the "Agreement"), dated as of September 22, 2004, is entered into by and between 5G Wireless Communications, Inc., a Nevada corporation ("5G" or "Debtor"), and Barbara Mittman, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2.  Recitals.

     2.1 The Lenders have made or are making loans and will make additional loans to 5G (the "Loans"). It is beneficial to 5G that the Loans were made, are being made and will be made.

     2.2 The Loans are evidenced by certain 5% convertible promissory notes (each a "Convertible Note") issued by 5G on or about the date of this Agreement and issuable after the date of this Agreement, pursuant to subscription agreements (each a "Subscription Agreement") to which 5G and Lenders are parties. The Notes are further identified on Schedule A hereto and were and will be executed by 5G as "Borrower" or "Debtor" for the benefit of each Lender as the "Holder" or "Lender" thereof.

     2.3 In consideration of the Loans made by Lenders to 5G and for other good and valuable consideration, and as security for the performance by 5G of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes presently outstanding or to be outstanding in the future, Subscription Agreements, and any other agreement between or among them (collectively, the "Obligations"), 5G, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations includes all future advances by Lenders to 5G.

     2.4 The Lenders have appointed Barbara Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about September 22, 2004 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

     2.5 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.  Grant of General Security Interest in Collateral.

     3.1 As security for the Obligations of Debtor, 5G hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

     3.2  "Collateral" shall mean all of the following property of 5G:

     All now owned and hereafter acquired right, title and interest of 5G in, to and in respect of all accounts, goods, real or personal property, all present and future books and records relating to the foregoing and all products and proceeds of the foregoing, as each is set forth below:

     (i) Accounts: All now owned and hereafter acquired right, title and interest of 5G in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by 5G, as well as its affiliates, agreements or property securing or relating to any of the items referred to above;

     (ii) Goods: All now owned and hereafter acquired right, title and interest of 5G in, to and in respect of goods, including, but not limited to:

     (A) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in 5G' business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to 5G by its customers or repossessed by 5G and all of 5G' right, title and interest in and to the foregoing (including all of 5G' rights as a seller of goods);

     (B) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to 5G' rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

     (iii) Property: All now owned and hereafter acquired right, title and interests of 5G in, to and in respect of any real or other personal property in or upon which 5G has or may hereafter have a security interest, lien or right of setoff;

     (iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the 5G, any computer service bureau or other third party; and

     (v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

     3.3 The Collateral Agent is hereby specifically authorized, after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4.  Perfection of Security Interest.

     5G shall execute and/or deliver to the Collateral Agent UCC-1 Financing Statements. The Collateral Agent is instructed to prepare and file at 5G's cost and expense, Financing Statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to Nevada and California. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

5.  Distribution on Liquidation.

     5.1 If any sum is paid as a liquidating distribution on or with respect to the Collateral, 5G shall deliver same to the Collateral Agent to be applied to the Obligations, then due, in accordance with the terms of the Notes.

     5.2 Prior to any Event of Default, 5G shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

6.  Further Action By 5G; Covenants and Warranties.

     6.1 Collateral Agent at all times shall have a perfected security interest in the Collateral. Subject to the security interests described herein, 5G has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent. 5G will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, is reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or their security interests therein.

     6.2 Other than in the ordinary course of business, and except for Collateral which is substituted by assets of identical or greater value or which has become obsolete or is of inconsequential in value, 5G will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent other than a transfer of the Collateral to a wholly-owned subsidiary on prior notice to Collateral Agent, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

     6.3 5G will, at all reasonable times and upon reasonable notice, allow Collateral Agent or its representatives free and complete access to the Collateral and all of 5G's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

     6.4 5G, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

     6.5 5G will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement in any material respect.

     6.6 5G, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property. The insurance policies to be obtained by 5G shall be in form and amounts reasonably acceptable to Collateral Agent. 5G shall make the Collateral Agent a loss payee thereon to the extent of its interest. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed 5G' attorney-in-fact to endorse any check or draft that may be payable to 5G so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance (subject to the rights of senior secured parties), less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

     6.7 Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by 5G, upon 5G' failure to do so, and all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by 5G to Collateral Agent upon demand and shall bear interest at the lesser of 18% per annum or the highest legal amount from the dates of such expenditures until paid.

     6.8 Upon the request of Collateral Agent, 5G will furnish within five (5) business days thereafter to Collateral Agent, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of 5G securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, 5G hereby agrees to cause the insurance policies required hereby to be carried by 5G, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

     6.9 5G will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

     6.10 5G represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

     6.11 5G hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent, except to a subsidiary on prior notice to Collateral Agent provided the Collateral remains subject to the security interest herein described.

7.  Power of Attorney.

     After the occurrence and during the uncured continuation of an Event of Default as defined in Section 9 below, 5G hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of 5G, with full power of substitution, in the place and stead of 5G and in the name of 5G or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.  Performance By The Collateral Agent.

     If 5G fails to perform any material covenant, agreement, duty or obligation of 5G under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation.
All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by 5G as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9.  Event of Default.

     An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Notes, Subscription Agreement, and any other agreement
to which 5G and a Lender are parties.   Upon and after any Event of
Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by 5G of any of its material obligations pursuant to this Agreement shall be an Event of Default hereunder and an event of default as defined in the Notes, and Subscription Agreement.

10.  Disposition of Collateral.

     Upon and after any Event of Default which is then continuing,

     10.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

     10.2 If any notice to 5G of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which 5G agrees is reasonable notice within the meaning of Article 9 of the Uniform Commercial Code) to 5G of the time and place of any sale of Collateral which 5G hereby agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

     10.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

     10.4 All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the
Lenders in proportion to their interests in the Obligations.   Upon
payment in full of all Obligations, 5G shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to 5G shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to its pro rata portion of the proceeds with sums owed to such Lender by 5G arising under the Obligations or any other source.

11.  Waiver of Automatic Stay.   5G acknowledges and agrees that
should a proceeding under any bankruptcy or insolvency law be commenced by or against 5G, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or Lenders may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C.
Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. 5G EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, 5G EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. 5G hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against 5G, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. 5G represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. 5G further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that 5G has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by 5G and that 5G
has had the opportunity to discuss this waiver with counsel.   5G
further agrees that any bankruptcy or insolvency proceeding initiated by 5G will only be brought in the Federal Court within the Southern District of New York.

12.  Miscellaneous.

     12.1 Expenses. 5G shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by 5G to perform and observe any agreements of 5G contained herein which are performed by the Collateral Agent.

     12.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by 5G therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

     12.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To 5G:

5G Wireless Communications, Inc.
4136 Del Rey Avenue
Marina Del Rey, CA 90292
Attn: Jerry Dix, Chairman/Chief Executive Officer
Fax: (310) 823-0981

With a copy to:

Ryan S. Hong, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Fax: (310) 208-1154

To Lenders:

To the addresses and telecopier numbers set forth on Schedule A

To the Collateral Agent:

Barbara R. Mittman
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

     12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon 5G, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Debtor to the Collateral Agent and Lenders in the Loan Documents and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders.

     12.5  Captions.  The captions of Paragraphs, Articles and
Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

     12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against 5G with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, 5G hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. 5G hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

     12.7 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                               "THE COLLATERAL AGENT"
5G WIRELESS COMMUNICATIONS, INC.       BARBARA R. MITTMAN
a Nevada corporation


By: /s/  Jerry Dix                     /s/   Barbara R. Mittman
Jerry Dix, Chief Executive Officer     Barbara R. Mittman


APPROVED BY "LENDERS":

LONGVIEW EQUITY FUND, LP               LONGVIEW FUND, LP


By: /s/  Wayne Coleson                 By: /s/  Michael Rudolph
Name: Wayne Coleson                    Name: Michael Rudolph
Its: Chief Executive Officer           Its: Chief Financial Officer


LONGVIEW INTERNATIONAL EQUITY FUND, LP


By: /s/  Wayne Coleson
Name: Wayne Coleson
Its: Chief Executive Officer


This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.


                           SCHEDULE A TO SECURITY AGREEMENT

LENDER                             INITIAL CLOSING          SECOND CLOSING
                                   NOTE (INITIAL CLOSING   NOTE (SECOND CLOSING
                                   PURCHASE PRICE)          PURCHASE PRICE)

LONGVIEW EQUITY FUND, LP              $487,500                 $487,500
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW FUND, LP                     $350,000                 $350,000
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW INTERNATIONAL EQUITY         $162,500                 $162,500
FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

TOTALS                                $1,000,000.00            $1,000,000.00

                                        EXHIBIT H

                               COLLATERAL AGENT AGREEMENT

     COLLATERAL AGENT AGREEMENT (this "Agreement") dated as of September 22, 2004, among Barbara R. Mittman (the "Collateral Agent"), and the parties identified on Schedule A hereto (each, individually, a "Lender" and collectively, the "Lenders"), who hold or will acquire 5% convertible promissory notes issued or to be issued by 5G Wireless Communications, Inc. ("5G"), a Nevada corporation, at or about the date of this Agreement as described in the Security Agreement referred to in Section 1(a) below (collectively herein the "Notes").

     WHEREAS, the Lenders have made, are making and will be making loans to 5G to be secured by certain collateral; and

     WHEREAS, it is desirable to provide for the orderly administration of such collateral by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver such collateral, all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, it is desirable to allocate the enforcement of certain rights of the Lenders under the Notes for the orderly administration thereof.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     1.  Collateral.

     (a) Contemporaneously with the execution and delivery of this Agreement by the Collateral Agent and the Lenders, (i) the Collateral Agent has or will have entered into a Security Agreement between the Collateral Agent and 5G (the "Security Agreement"), regarding the grant of a security interest in assets owned by 5G (such assets are referred to herein and in the Security Agreement as the "Collateral") to the Collateral Agent, for the benefit of the Lenders and (ii) 5G is issuing the Notes to the Lenders and in the future will issue additional Notes to the Lenders.

     (b) For purposes solely of perfection of the security interests granted to the Collateral Agent, as agent on behalf of the Lenders, and on its own behalf under the Security Agreement, the Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Security Agreement. No reference to the Security Agreement or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

     (c) The Collateral Agent is to distribute in accordance with the Security Agreement any proceeds received from the Collateral which are distributable to the Lenders in proportion to their respective interests in the Obligations as defined in the Security Agreement.

     2.  Appointment of the Collateral Agent.

     The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Security Agreement), the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the exercise of any remedies given to the Collateral Agent pursuant to the Security Agreement and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreement. Upon disposition of the Collateral in accordance with the Security Agreement, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with Section 10.4 of the Security Agreement. Lenders must notify Collateral Agent in writing of the issuance of Notes to Lenders by 5G. The Collateral Agent will not be required to act hereunder in connection with Notes not disclosed in writing to the Collateral Agent.

     3.  Action by the Majority in Interest.

     (a) Certain Actions. Each of the Lenders covenants and agrees that only a Majority in Interest shall have the right, but not the obligation, to undertake the following actions (it being expressly understood that less than a Majority in Interest hereby expressly waive the following rights that they may otherwise have under the Notes, but only insofar as such waiver affects their right to receive proceeds from the Collateral):

     (i) Acceleration. If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to 5G notice to cure such default and/or declare the unpaid principal amount of the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

     (ii) Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Notes against 5G, and such other rights and remedies as are provided by law or equity;

     (iii)  Waiver of Past Defaults.  A Majority in
Interest may instruct the Collateral Agent to waive any Event of Default by written notice to 5G, and the other Lenders; and

     (iv) Amendment. A Majority in Interest may instruct the Collateral Agent to waive, amend, supplement or modify any term, condition or other provision in the Notes or Security Agreement in accordance with the terms of the Notes or Security Agreement so long as such waiver, amendment, supplement or modification is made with respect to all of the Notes and with the same force and effect with respect to each of the Notes.

     (b) Permitted Subordination. A Majority in Interest may instruct the Collateral Agent to agree to subordinate any Collateral to any claim and may enter into any agreement with 5G to evidence such subordination; provided, however, that subsequent to any such subordination, each Note shall remain pari passu with the other Notes held by the Lenders.

     (c) Further Actions. A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

     (d) Majority in Interest. For so long as any obligations remain outstanding on the Notes, Majority in Interest shall mean
Lenders who hold not less than seventy-five percent (75%) of the outstanding principal amount of the Notes.

     4.  Power of Attorney.

     (a) To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

     (b) All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

     (c) This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

     5. Expenses of the Collateral Agent. The Lenders shall pay any and all costs and expenses incurred by the Collateral Agent, all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties' rights hereunder by the Collateral
Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Notes.

     6. Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

     7.  Duties of the Collateral Agent; Standard of Care.

     (a) The Collateral Agent's only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

     (b) The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

     (c) Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

     8. Resignation. The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral.

     9. Exculpation. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person's own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

     10. Indemnification. The Lenders hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person's own gross negligence or willful misconduct.

     11.  Miscellaneous.

     (a) Rights and Remedies Not Waived. No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent's rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

     (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of New York applicable hereto).

     (c)  Waiver of Jury Trial and Setoff; Consent to
Jurisdiction; Etc.

     (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LENDER AGREES THAT THIS SECTION 11(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(c) WERE NOT PART OF THIS AGREEMENT.

     (ii) Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with
Section 11(e) hereof. Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

     (d) Admissibility of this Agreement. Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

     (e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to it at:

Barbara R. Mittman
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

In the case of the Lenders, to:

To the address and telecopier number set forth on Schedule A hereto.

In the case of 5G, to:

5G Wireless Communications, Inc.
4136 Del Rey Avenue
Marina Del Rey, CA 90292
Attn: Jerry Dix, Chairman/Chief Executive Officer
Fax: (310) 823-0981

With a copy by email, fax, or first class mail only to:

Ryan S. Hong, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Fax: (310) 208-1154

     (f) Amendments and Modification; Additional Lender. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto. Any transferee of a Note who acquires a Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

     (g) Fee. Upon the occurrence of an Event of Default, the Lenders collectively shall pay the Collateral Agent the sum of $10,000 to apply against an hourly fee of $350 to be paid to the Collateral Agent by the Lenders for services rendered pursuant to this Agreement. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed. The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent. Payments required pursuant to this Agreement shall be pari passu to the Lenders' interests in the Notes. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.

     (h) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

     (i) Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

     (j) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     (k) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

     (l) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

     (m) Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.

"LENDERS"

LONGVIEW EQUITY FUND, LP               LONGVIEW FUND, LP


By: /s/  Wayne Coleson                 By: /s/  Michael Rudolph
Name: Wayne Coleson                    Name: Michael Rudolph
Its: Chief Executive Officer           Its: Chief Financial Officer


LONGVIEW INTERNATIONAL EQUITY FUND, LP


By: /s/  Wayne Coleson
Name: Wayne Coleson
Its: Chief Executive Officer


                                       /s/  Barbara R. Mittman
                                       Barbara R. Mittman - Collateral Agent


Acknowledged:

5G WIRELESS COMMUNICATIONS, INC.


By: /s/  Jerry Dix
Name: Jerry Dix
Title: Chief Executive Officer



                                           SCHEDULE A


LENDER                           INITIAL CLOSING          SECOND CLOSING
                                 NOTE (INITIAL CLOSING    NOTE (SECOND
                                    PURCHASE PRICE)     CLOSING PURCHASE PRICE)

LONGVIEW EQUITY FUND, LP              $487,500                $487,500
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW FUND, LP                     $350,000                $350,000
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

LONGVIEW INTERNATIONAL EQUITY         $162,500                $162,500
FUND, LP
600 Montgomery Street, 44th
Floor
San Francisco, CA 94111
Fax: (415) 981-5302

TOTALS                                $1,000,000.00           $1,000,000.00